                                                               EXHIBIT 99.(h)(a)
                        EATON VANCE PRIME RATE RESERVES

                             DISTRIBUTION AGREEMENT


         AGREEMENT dated July 14, 1989 between EATON VANCE PRIME RATE RESERVES, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Fund", and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston, hereinafter sometimes called the "Principal Underwriter".

         IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree:

         1. The Fund grants to the Principal Underwriter the right to purchase common shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use its best efforts to find purchasers for shares of the Fund.

         The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by dealers or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for the shares so purchased shall be equal to the net asset value used in determining the public offering price to be paid by investors upon purchasing such shares. The Principal Underwriter shall notify the Custodian of the Fund, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the eleventh business day (excluding Saturdays) after the shares have been so ordered.

         The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares, if any, issued by the Fund in distribution of net investment income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

         2. The shares may be resold by the Principal Underwriter to dealers having selling group agreements with the Principal Underwriter, and to investors, upon the following terms and conditions.

         The public offering price, i.e., the price per share at which the Principal Underwriter or dealer purchasing shares from the Principal Underwriter may sell shares to the public, shall be equal to the public offering price as set forth in the current Prospectus relating to the shares, but not to exceed the net asset value at which the Principal Underwriter is to purchase the shares, plus a sales charge not to exceed 8.5% of the public offering price (the net asset value divided by .915). If the resulting public offering price does not come out to an even cent, the public offering price shall be adjusted to the nearer cent.

         The net asset value of shares of the Fund shall be determined by the Fund or the Custodian, as the agent of the Fund, as of the close of trading on the New York Stock Exchange on each business day on which said Exchange is open, or as of such other time on each such business day as may be determined by the Trustees of the Fund. The Fund may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Fund and Principal Underwriter. The Fund will notify the Principal Underwriter each time the net asset value of shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus relating to shares.

         No shares of the Fund shall be sold by the Fund during any period when the determination of net asset value is suspended, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in the last paragraph of paragraph 1 hereof. The Fund shall also have the right to suspend the sale of its shares if in the judgment of the Fund conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or dealer, or to accept or confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

         3. The Fund agrees that it will, from time to time, but subject to the necessary approval of the shareholders, take such steps as may be necessary to register its shares under the federal Securities Act of 1933, as amended from time to time (the "1933 Act"), to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Fund agrees to indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Fund to be liable under its indemnity agreement contained in this paragraph 3 with respect to any claim made against the Principal Underwriter or any such controlling person unless the Principal Underwriter or such controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or upon such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph 3. The Fund shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the shares.

         4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such securities, and will indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such securities) or on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Fund in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph 4 with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph
4. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Fund, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. The Principal Underwriter agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

         Neither the Principal Underwriter nor any dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission under the 1933 Act, as amended (as said Registration Statement and Prospectus may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any dealer nor any other person is authorized to act as agent for the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with "exchanges" between investment companies for which the Principal Underwriter acts as Principal Underwriter or investment manager as provided in the agreement among such companies as from time to time in effect.

         5(a).    The Fund will pay, or cause to be paid -

                  (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus under the 1933 Act, covering its shares and all amendments and supplements thereto, and preparing and mailing periodic reports and Prospectuses to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus or periodic report);

                  (ii) the cost of preparing temporary and permanent share certificates (if any) for shares of the Fund;

                  (iii) The cost and expenses of delivering to the Principal Underwriter at its office in Boston, Massachusetts, all shares purchased by it as principal hereunder;

                  (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares purchased by the Principal Underwriter hereunder;

                  (v) all expenses of registration and maintaining registration of the shares for sale under federal and state securities laws, and, if necessary or advisable in connection therewith, of qualifying the Fund as a dealer or broker, in such states as shall be selected by the Principal Underwriter and the fees payable to each such state for continuing the qualification therein until the Principal Underwriter notifies the Fund that it does not wish such qualification continued; and

                  (vi) all costs and expenses of conducting the Fund's periodic tender offers for, or other repurchases or redemptions of, shares issued by the Fund.


          (b). All other costs and expenses of conducting the continuous offering of the Fund's shares shall be borne in such manner as shall be agreed upon from time to time by the Fund and the Principal Underwriter.

          (c). The Principal Underwriter shall be entitled to receive all Early Withdrawal Charges paid or payable on repurchases of shares by the Fund pursuant to any tender offer made by the Fund.

         6. If, at any time during the existence of this Agreement, the Fund shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission (the "Commission") or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the Fund may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of its agreement upon request by the Principal Underwriter, the Fund fails (after a reasonable time) to make any changes in its Declaration of Trust, as amended, or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Fund.

         7. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Principal Underwriter nor any officer or director of the Principal Underwriter shall act as a principal. The Principal Underwriter convenants that it and its officers and directors shall comply with the provisions of Article XIV of the Fund's By-Laws applicable to them.

         8. The Principal Underwriter agrees that it will not take any long or short positions in the shares of the Fund except as permitted by paragraph 1 hereof, and that, so far as it can control the situation, it will prevent any officer, director or owner of voting common stock of the Principal Underwriter from taking any long or short position in the shares of the Fund, except as permitted by the By-Laws of the Fund as from time to time in effect.

         9. The term "net asset value" of a common share as used in this Agreement with reference to the shares of the Fund shall have the same meaning as the term "net asset value" as used in the Declaration of Trust of the Fund, as amended, and as defined in Article XII thereof.

         10. (a) The Principal Underwriter is a corporation in the United States organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter will comply with the Fund's Declaration of Trust and By-Laws, and the 1940 Act and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

              (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of a closed-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.


         11. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

              (a) this Agreement shall continue in effect for a period of more than two (2) years from the date of its original execution only so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Trustees of the Fund who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Fund or of the Principal Underwriter cast in person at a meeting called for the purchase of voting on such approval, and (ii) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of the Fund;

              (b) either party shall have the right to terminate this Agreement on six (6) months' written notice thereof given in writing to the other party; and

              (c) the Fund shall have the right to terminate this Agreement forthwith in the event that it shall have been established by a court of competent jurisdiction that the Principal Underwriter or any director or officer of the Principal Underwriter has taken any action which results in a breach of the covenants set out in paragraph 7 hereof.

         12. In the event of the assignment (as defined in Section 2(a)(4) of the 1940 Act) of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

         13. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Fund, and that of the Principal Underwriter, shall be 24 Federal Street, Boston, Massachusetts 02110.

         14. The services of the Principal Underwriter to the Fund hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to (a) render similar services to, and to act as principal underwriter in connection with the distribution of shares of, other investment companies, and (b) engage in other businesses and activities from time to time.

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on July 14, 1989.


                                     EATON VANCE PRIME RATE RESERVES

                                    By /s/ James B. Hawkes
                                       -----------------------------
                                           President


                                     EATON VANCE DISTRIBUTORS, INC.


                                    By /s/ Duane E. Waldenburg
                                       -----------------------------
                                           President